                                                                    EXHIBIT (12)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                              NINE
                                             MONTHS
                                              ENDED
                                          SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                        1995           1994         1993         1992         1991         1990
EXCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations...........................    $ 1,143,613     1,415,456    1,220,781      581,203      419,801      327,360
Fixed charges, excluding capitalized
  interest.............................        761,243       669,978      517,742      456,867      698,898      982,086
(A.) Earnings..........................    $ 1,904,856     2,085,434    1,738,523    1,038,070    1,118,699    1,309,446
Interest, excluding interest on
  deposits.............................    $   725,046       619,698      467,181      405,297      652,393      949,046
One-third of rents.....................         36,197        50,280       50,561       51,570       46,505       33,040
Capitalized interest...................          1,621         1,120          285          381        2,326        3,144
(B.) Fixed charges.....................    $   762,864       671,098      518,027      457,248      701,224      985,230
Consolidated ratios of earnings to
  fixed charges, excluding interest on
  deposits (A./B.).....................           2.50x         3.11         3.36         2.27         1.60         1.33
INCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations...........................    $ 1,143,613     1,415,456    1,220,781      581,203      419,801      327,360
Fixed charges, excluding capitalized
  interest.............................      2,275,584     2,111,226    1,841,000    2,072,538    2,789,501    3,127,374
(C.) Earnings..........................    $ 3,419,197     3,526,682    3,061,781    2,653,741    3,209,302    3,454,734
Interest, including interest on
  deposits.............................    $ 2,239,387     2,060,946    1,790,439    2,020,968    2,742,996    3,094,334
One-third of rents.....................         36,197        50,280       50,561       51,570       46,505       33,040
Capitalized interest...................          1,621         1,120          285          381        2,326        3,144
(D.) Fixed charges.....................    $ 2,277,205     2,112,346    1,841,285    2,072,919    2,791,827    3,130,518
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits (C./D.)..................           1.50x         1.67         1.66         1.28         1.15         1.10